     As filed with the Securities and Exchange Commission on May 25, 2001
                                                      Registration No. 333-34408
================================================================================
                      Securities and Exchange Commission
                            Washington, D.C. 20549

                               --------------------

                                 Post-Effective
                                Amendment No. 1
                                       to
                                    Form S-3
                             Registration Statement
                                     Under
                           The Securities Act Of 1933

                               --------------------

                          EXODUS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                               77-0403076
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)


                               --------------------

                         2831 Mission College Boulevard
                         Santa Clara, California 95054
                                 (408) 346-2200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               --------------------

                                 Adam W. Wegner
                                General Counsel
                          Exodus Communications, Inc.
                         2831 Mission College Boulevard
                         Santa Clara, California 95054
                                 (408) 346-2200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               --------------------

                                   Copies to:
                              Horace L. Nash, Esq.
                             Craig A. Menden, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                              Palo Alto, CA 94306
                                 (650) 494-0600

                               --------------------

================================================================================

                      REMOVAL OF SHARES FROM REGISTRATION

     The offering contemplated by this Registration Statement has terminated. Pursuant to the undertakings contained in Item 17 of this Registration Statement, the Registrant files this post-effective amendment to remove from registration all shares included in this Registration Statement that remained unsold as of the termination of the offering.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 24, 2001.


                                        EXODUS COMMUNICATIONS, INC.

                                        By:  /s/ Ellen M. Hancock
                                            ------------------------------
                                            Ellen M. Hancock
                                            Chairman and Chief Executive Officer